As filed with the Securities and Exchange Commission on March 20, 1997 File No.: 333-______


                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                               FORM S-3
                        REGISTRATION STATEMENT
                                 UNDER
                      THE SECURITIES ACT OF 1933

                      TransMontaigne Oil Company

        (Exact name of registrant as specified in its charter)
Delaware                                                    06-1052062
(State or other jurisdiction                          (I.R.S. Employer
of incorporation or organization)                  Identification No.)

                      370 17th Street, Suite 2750
                           Denver, CO  80202
                            (303) 626-8200
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)



Harold R. Logan, Jr.,               Copies of all communications,
Executive Vice President/Finance    including all communications sent
TransMontaigne Oil Company          to the agent for service, should
370 17th Street, Suite 2750         be sent to:
Denver, CO  80202
(303) 626-8200                      Nick Nimmo, Esq.
(Name, address, including zip       Holme Roberts & Owen LLP
code, and telephone number,         1700 Lincoln, Suite 4100
including area                      Denver, CO  80203
code, of agent for service)         Tel. (303) 861-7000
                                    Fax (303) 866-0200

     Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration
Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ x ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box [ ]

                    CALCULATION OF REGISTRATION FEE

Title of each class of
securities to be registered     Common Stock, $.01 par value

Amount to be registered         100,000 shares

Proposed maximum offering
price per share(1)              $16.4375

Proposed maximum aggregate
offering price(1)               $1,643,750

Amount of registration fee      $498.11

     (1) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


***************************************************************************
*                                                                         *
*  Information contained herein is subject to completion or amendment. A  *
*  Registration Statement relating to these securities has been filed     *
*  with the Securities and Exchange Commission. These securities may not  *
*  be sold nor may offers to buy be accepted prior to the time the        *
*  Registration Statement becomes effective. This Prospectus shall not    *
*  constitute an offer to sell or the solicitation of an offer to buy     *
*  nor shall there be any sale of these securities in any State in which  *
*  such offer, solicitation or sale would be unlawful prior to            *
*  registration or qualification under the securities laws of any such    *
*  State.                                                                 *
*                                                                         *
***************************************************************************

              SUBJECT TO COMPLETION, DATED MARCH 19, 1997

                            100,000 SHARES

                      TRANSMONTAIGNE OIL COMPANY

                             COMMON STOCK

     All of the 100,000 shares (the "Shares") of the common stock
($.01 par value per share) (the "Common Stock") of TRANSMONTAIGNE OIL COMPANY ("TransMontaigne") offered hereby are being sold by the selling stockholders named herein (the "Selling Stockholders"). The registration of the Shares does not necessarily mean that any of such Shares will be offered or sold by the Selling Stockholders. The
Shares will be offered by the Selling Stockholders from time to time
(i) on the American Stock Exchange, where the Common Stock is listed, or elsewhere, at fixed prices which may be changed, at market prices prevailing at the time of offer and sale, at prices related to such prevailing market prices or at negotiated prices and (ii) in negotiated transactions, through the writing of options on the Shares, or a combination of such methods of sale. The Selling Stockholders may effect such transactions by offering and selling the Shares directly or to or through securities broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Stockholders and/or the purchasers of the Shares for whom such broker-dealers may act as agent or to whom the Selling Stockholders may sell as principal, or both
(which compensation as to a particular broker-dealer might be in excess of customary commissions). See "The Selling Stockholders."

     All Shares offered hereby were issued by TransMontaigne to the Selling Stockholders in transactions exempt from registration under the Securities Act of 1933, as amended (the "Securities Act").

     None of the proceeds from the sale of the Shares by the Selling Stockholders will be received by TransMontaigne. TransMontaigne intends to bear all expenses in connection with the registration and sale of the Shares being offered by the Selling Stockholders other than compensation payable to securities broker-dealers by the Selling Stockholders and/or the purchasers of the Shares, any securities broker-dealer expense allowances and fees and expenses of counsel (and other advisers) to the Selling Stockholders and transfer taxes.

     The Common Stock is listed on the American Stock Exchange under the symbol "TMG." On March 18, 1997, the last reported sales price of the Common Stock on the American Stock Exchange was $16.50 per share.

     For a discussion of certain risks of an investment in the shares of Common Stock offered hereby, see "Risk Factors" on pages 3-5.
                           ________________

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
     ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
                TO THE CONTRARY IS A CRIMINAL OFFENSE.

             The date of this Prospectus is March 19, 1997

     No persons have been authorized to give any information or to make any representation not contained in this Prospectus in connection with the offering of securities made hereby and, if given or made, such information or representation must not be relied upon as having been authorized by TransMontaigne or any other person. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities by any person in any jurisdiction in which it is unlawful to make any such offer or solicitation of an offer. Neither the delivery of this Prospectus nor any distribution of securities offered hereby shall, under any circumstances, create an implication that there has been no change in the affairs of TransMontaigne since the date hereof or that the information herein is correct as of any time subsequent to its date.

                         AVAILABLE INFORMATION

     TransMontaigne has filed with the Commission a registration statement on Form S-3 (the "Registration Statement," which term encompasses all amendments, exhibits, annexes and schedules thereto) under the Securities Act with respect to the Common Stock offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, to which reference is hereby made. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement and the exhibits thereto, reference is hereby made to the exhibit for a more complete description of the matter involved, and each statement made herein shall be deemed qualified in its entirety by such reference.

     TransMontaigne is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files periodic reports, proxy and information statements and other information with the Commission. The Registration Statement filed by TransMontaigne with the Commission, as well as such reports, proxy and information statements and other information filed by TransMontaigne with the Commission, are available at the web site that the Commission maintains at http://www.sec.gov and can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at 7 World Trade Center, Suite 1300, New York, New York 10048, and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material, when filed, may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Common Stock is listed on the American Stock Exchange and such reports, proxy and information statements and other information concerning TransMontaigne are available at the offices of the American Stock Exchange, 86 Trinity Place, New York, NY 10006.

           INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed or to be filed with the Commission by TransMontaigne under the Exchange Act are herein incorporated by reference:

     (a)  TransMontaigne's Annual Report on Form 10-K, File No.
001-11763, for the year ended April 30, 1996.

     (b)  TransMontaigne's Current Reports on Form 8-K, File No.
001-11763, as filed with the Commission on January 3, 1997 and June 6, July 23 and December 11, 1996.

     (c) TransMontaigne's Quarterly Report on Form 10-Q, File No. 001-11763, for the quarters ended July 31, and October 31, 1996 and January 31, 1997.

     (d) The description of TransMontaigne's Common Stock contained in TransMontaigne's Registration Statement on Form S-2, File No.
333-18795.

     (f) All other documents filed by TransMontaigne pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of Common Stock.

     Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein or contained in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     TransMontaigne hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the documents that have been incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into such documents). Such request may be directed to TransMontaigne, 370 17th Street, Suite 2750, Denver, Colorado 80202, Attention: Harold R. Logan, Jr., Executive Vice President/Finance, telephone (303) 626-8200.

                             THE COMPANY

     TransMontaigne provides a broad range of integrated transportation, terminaling, supply, distribution, gathering, processing and marketing services to producers, refiners, distributors, marketers and end-users of petroleum products, natural gas and crude oil in the downstream sector of the petroleum industry. TransMontaigne is a holding company which conducts its operations through its subsidiaries primarily in the mid-continent and Rocky Mountain regions of the United States. TransMontaigne does not explore for, or produce, crude oil or natural gas, and it owns no crude oil or natural gas reserves. The executive offices of TransMontaigne, a Delaware corporation, are located at 370 17th Street, Republic Plaza, Suite 2750, Denver, CO 80202, and its telephone number is (303) 626-8200.

     TransMontaigne's Common Stock is listed on the American Stock Exchange under the symbol "TMG." On March 18, 1997, the closing sale price of the Common Stock was $16.50 per share.

      CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

     The discussion in this Prospectus contains forward-looking statements that involve risks and uncertainties. TransMontaigne's actual results could differ materially from those discussed herein. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in "Risk Factors,"as well as those discussed elsewhere in this Prospectus. Statements contained in this Prospectus that are not historical facts are forward-looking statements that are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995.

                             RISK FACTORS

     In evaluating an investment in the Common Stock being offered hereby, prospective investors should consider carefully, among other things, the following risk factors.

Losses in Prior Years

     Prior to present management's assumption of control of TransMontaigne in April 1995, TransMontaigne incurred net losses for several years, primarily due to the underutilization of its facilities; realization of small or negative margins from bulk product sales and wholesale marketing activities; and a lack of adequate equity capital. This underutilization was primarily the result of TransMontaigne's inability to finance capital improvements and the inventory required to more fully utilize these facilities. The small or negative margins from bulk product sales and wholesale marketing activities were primarily the result of volatile market prices of refined petroleum products and ineffective inventory management. Volatile market prices of refined petroleum products during these periods frequently resulted in sales of products at prices lower than cost and caused losses from inventory write-downs. Although TransMontaigne has recorded net earnings since April 1995, there can be no assurance that such earnings will continue.

Sales Volume Volatility

     Because TransMontaigne generates small net margins from product sales, it is dependent on high sales volumes. The volumes of TransMontaigne's sales can be impacted by the prices of refined products, NGLs and natural gas, which are subject to significant fluctuation depending upon numerous factors beyond TransMontaigne's control, including the supply of and demand for gasoline and other refined products, NGLs and natural gas, which are affected by, among other things, changes in domestic and foreign economies, political affairs, production levels, industry-wide inventory levels, the availability of imports, the marketing of gasoline and other refined products by competitors, the marketing of competitive fuels, the impact of energy conservation efforts and the extent of government regulation. Sales volumes are also affected by regional factors, such as local market conditions, the availability of transportation systems with adequate capacity, transportation costs, fluctuating and seasonal demands for products, variations in weather patterns from year to year and the operations of companies providing competing services.

Competition

     TransMontaigne competes with other petroleum companies, national, regional and local pipeline and terminaling companies and other product suppliers and exchangers, as well as national, regional and local natural gas gathering, processing and marketing companies, of which many have more extensive facilities, control substantially greater supplies of product and have significantly greater financial resources than TransMontaigne.

Price and Credit Risks

     While TransMontaigne attempts to reduce its exposure to the risk of price volatility of oil and gas products by selectively hedging a limited portion of its inventory through the purchase and sale of futures and options contracts, some risks cannot be effectively hedged, including price risks on products for which futures contracts are not regularly traded, such as mid-continent conventional gasoline (as opposed to New York Harbor reformulated unleaded gasoline, which is regularly traded) and basis risks (the risk that price differentials between delivery points, delivery periods or types of products will change). TransMontaigne experiences basis risk in its mid-continent operations because of the differences between mid-continent spot refined product prices and futures contract prices on the New York Mercantile Exchange (the "NYMEX"). TransMontaigne is also exposed to credit risks in the event the other party to a futures contract or bulk sale is unable to perform its contractual obligations or a wholesale customer is unable to pay for products purchased. TransMontaigne generally does not hedge the price risk on certain portions of its inventory, consisting of pipeline fill, tank bottoms and a minimum product supply required to satisfy exchange obligations. TransMontaigne could be required to recognize a financial statement loss on a portion of its inventory arising from market price fluctuations in order to reflect lower of cost or market adjustments, although such losses would have no impact on cash flow as long as TransMontaigne continues to operate its facilities.

Dependence on Petroleum Supplies

     A material decline in crude oil and refined products supplies could adversely affect TransMontaigne's tariff revenues from pipeline shipments of refined petroleum products, terminaling and storage fees and margins from bulk and truck loading rack product sales. TransMontaigne must continually connect new wells to its natural gas gathering systems in order to maintain or increase throughput levels to offset natural declines in dedicated volumes. The future level of drilling will depend upon, among other factors, the prices for crude oil and natural gas, the energy policy of the federal government and the availability of foreign supplies, none of which are within TransMontaigne's control. There is no assurance that TransMontaigne will continue to be successful in replacing the supply of dedicated natural gas reserves gathered and processed by its facilities.

Acquisition and Expansion Opportunities; Availability of Financing

     In order for TransMontaigne to expand its business through the selective purchase or construction of new or expanded facilities, TransMontaigne is required to identify those opportunities and to finance such activities using a combination of cash flow and equity and debt financing. Any additional equity financing could be dilutive to TransMontaigne's earnings and book value per share, and any debt financing could significantly increase TransMontaigne's interest expense and involve restrictive covenants. No assurance can be given that TransMontaigne will identify appropriate opportunities for expansion which will satisfy its target rates of return; that financing on terms acceptable to TransMontaigne can be obtained; that TransMontaigne will be successful in negotiating satisfactory terms of acquisition; that TransMontaigne will be successful in integrating acquired businesses into its organization; or that such acquisitions will improve operating results. Oil and gas price volatility may make it difficult to estimate the value and agree on the purchase price and terms of acquisitions as well as to forecast the return on investment in prospective projects.

Operational Hazards and Uninsured Risks

     TransMontaigne's operations are subject to customary hazards and unforeseen interruptions, including leaks, spills, fires and injury to personnel. Operations also could be interrupted by natural disasters, adverse weather or other events beyond TransMontaigne's control. Furthermore, TransMontaigne transports, gathers and processes volatile and toxic petroleum products such as gasoline, diesel oil, jet fuel and NGLs and natural gas in certain areas of dense population. Consistent with insurance coverage typically available to the petroleum industry, TransMontaigne's insurance policies do not provide coverage for losses or liabilities relating to pollution, except for sudden and accidental occurrences. TransMontaigne carries insurance for some, but not all, accidents and disruptions, and there can be no assurance that such coverage, if any, will be adequate to cover all losses.

Environmental, Safety and Other Regulatory Matters

     The operations of TransMontaigne are subject to the jurisdiction of local, state and federal governmental agencies with respect to environmental, safety and other regulatory matters. TransMontaigne could be adversely affected by environmental costs and liabilities which may be incurred. Risks of substantial environmental costs and liabilities are inherent in pipeline, terminaling, storage, gathering, treating and processing operations, and there can be no assurance that substantial environmental costs and liabilities will not be incurred. TransMontaigne currently owns and operates, and has in the past owned and operated, properties which have been used for transporting, terminaling, storing and processing of petroleum products and gathering, transportation and processing of natural gas. Hydrocarbons or other pollutants or wastes may have been previously disposed of or released on or under some of these properties. Moreover, it is possible that other developments, such as increasingly strict environmental laws, regulations and enforcement policies thereunder, could result in substantial costs and liabilities.

     Federal and state agencies also could require TransMontaigne to alter its pipeline tariffs or impose additional safety requirements, either of which could affect operating results. TransMontaigne cannot predict how future regulation of interstate and intrastate petroleum product pipelines may change and there can be no assurance that any such future regulation will not have a material adverse effect on TransMontaigne.

Concentrated Ownership

    The officers and directors of TransMontaigne and the institutional affiliates of certain directors control approximately 53.2% of the outstanding Common Stock. As a result, they are able to control
TransMontaigne.

Limited Trading Market

     Because there is a small public float in the Common Stock, sales of small amounts of Common Stock in the public market could materially adversely affect the market price for the Common Stock. Sales of Common Stock, or the perception that such sales could occur, could materially adversely affect prevailing market prices for the Common Stock and may make it more difficult for TransMontaigne to sell shares of Common Stock in the future at times and for prices that it deems appropriate. TransMontaigne had 25,783,974 shares of Common Stock outstanding as of March 11, 1997. The shares of Common Stock offered hereby will be freely tradeable without restriction under the Securities Act.

                         SELLING STOCKHOLDERS

     The following table sets forth certain information regarding the Selling Stockholders and the Shares offered by the Selling Stockholders pursuant to this Prospectus. Since the Selling Stockholders may sell all, some or none of their Shares, no estimate can be made of the number of Shares that are to be offered hereby or that will be owned by each Selling Stockholder upon completion of the offering to which this Prospectus relates.

Name of Selling Stockholder            Number of Shares
                                       Beneficially Owned

Richard A. Bradsby II                   1,000
Robert J. Clark                        57,043
Sherry Draper-Anderson                  1,000
Michael R. Henderson                    5,000
Steven B. Huckaby                      33,957
Nancy J. Rife                           1,000
Michael J. Wozniak                      1,000
Total                                 100,000

     Robert J. Clark is President, Richard A. Bradsby II is Treasurer, Michael R. Henderson is Vice President of Operations, Steven B.
Huckaby is Executive Vice President, Nancy J. Rife is Assistant
Secretary and Sherry Draper-Anderson is an employee of Bear Paw Energy Inc., a wholly owned subsidiary of TransMontaigne.

                         PLAN OF DISTRIBUTION

     The shares of Common Stock covered by this Prospectus may be offered or sold from time to time by the Selling Stockholders, or by pledgees, donees, transferees or other successors in interest. Such sales may be made on the American Stock Exchange, in block trades, pursuant to purchases by a broker or a dealer as principal, in private transactions or otherwise, at prices then prevailing in the market or at negotiated prices. TransMontaigne will not receive any of the proceeds from sales by Selling Stockholders.

     Any broker or dealer involved in the offer or sale of the shares included herein may receive brokerage commissions or discounts. To the knowledge of TransMontaigne, there is currently no agreement with any broker or dealer respecting such transactions. Upon sale of such shares, any or all of the Selling Stockholders or anyone effecting sales on behalf of the Selling Stockholders may be deemed an underwriter, as that term is defined in the Securities Act. None of the Selling Stockholders believes he is an underwriter within the meaning of the Securities Act. All expenses of the registration of the Common Stock covered by this Prospectus are to be borne by TransMontaigne.

                             LEGAL MATTERS

     The validity of the issuance of the shares of Common Stock described herein will be passed upon for TransMontaigne by Holme
Roberts & Owen LLP, Denver, Colorado.

                                EXPERTS

     The consolidated financial statements of TransMontaigne Oil Company as of April 30, 1996 and 1995 and for the years ended April 30, 1996 and 1995, the seven months ended April 30, 1994 and the year ended September 30, 1993 have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of Lion Oil Company and Subsidiary as of April 30, 1996 and 1995, and the related consolidated statements of earnings, stockholders' equity and cash flow for each of the years in the three-year period ended April 30, 1996 included in TransMontaigne Oil Company's annual report on Form 10-K for the year ended April 30, 1996, have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP refers to a change in the method of accounting for income taxes effective May 1, 1993.

     The historical summaries of revenue and direct operating expenses of the Grasslands Facilities for the nine months ended September 30, 1996 and the years ended December 31, 1995 and 1994 included in TransMontaigne's Current Report on Form 8-K, as filed with the Commission on January 3, 1997, have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing.

                               PART II

                INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

     The following table shows the estimated expenses to be incurred in connection with the issuance of the securities being registered:

Registration Fee--SEC                             $  498
Printing Expenses                                 $  500
Accountants' Fees and Expenses                    $1,000
Legal Fees and Expenses                           $5,000
Miscellaneous                                     $  500
     Total Costs                                  $7,498

All of the above expenses except the SEC registration fee are estimated.

Item 15.  Indemnification of Directors and Officers

     Under Section 145 of the General Corporation Law of the State of Delaware (the "DGCL"), a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with threatened, pending or completed actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in right of the corporation), brought against them by reason of the fact that they were or are such directors, officers, employees or agents, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in any such action, suit or proceeding. Article IX of TransMontaigne's Charter and Article 6 of TransMontaigne's Bylaws provide for indemnification of each person who is or was or is threatened to be made a party to any threatened, pending or completed civil, administrative, criminal or investigative action, suit or proceeding (other than an action by or in right of the corporation) because such person is or was a director or officer of TransMontaigne or, while a director or officer of TransMontaigne, is or was serving at the request of TransMontaigne as a director, officer, partner, trustee, agent or employee of another corporation or of a partnership, joint venture, trust association, partnership or other enterprise, against expenses (including attorney's fees), judgments, fines, and amounts paid in settlement, incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interest of TransMontaigne, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

     TransMontaigne also maintains policies of directors and officers liability insurance.

     Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision does not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) or (iv) for any transaction from which the director derived an improper personal benefit. Article VIII of TransMontaigne's Charter contains such a provision.

Item 16.  Exhibits and Financial Statement Schedules

3.1 Restated Articles of Incorporation and Certificate of Merger. Incorporated by reference to TransMontaigne Oil Company Form 10-K (Securities and Exchange Commission File No. 1-11763) for the year ended April 30, 1996.

3.2  Amended and Restated By-Laws.  Incorporated by reference to
     TransMontaigne Oil Company Form S-2 (Securities and Exchange
     Commission File No. 333-18795).

5.1 Form of opinion of Holme Roberts & Owen LLP regarding the legality of the securities. FILED HEREWITH


21 Schedule of TransMontaigne's Subsidiaries. Incorporated by reference to TransMontaigne Oil Company Form S-2 (Securities and Exchange Commission File No. 333-18795).

23.1  Consent of KPMG Peat Marwick LLP.  FILED HEREWITH

23.2  Consent of KPMG Peat Marwick LLP.  FILED HEREWITH

23.3  Consent of KPMG Peat Marwick LLP.  FILED HEREWITH

24    Powers of Attorney.  See the signature page hereof.

Item 17.  Undertakings

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i)    to include any prospectus required by section
                 10(a)(3) of the Act;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (b) That for the purpose of determining any liability under the Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (d) For the purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as a part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be a part of this Registration Statement as of the time it was declared effective.

     (e) For the purposes of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (f) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Denver, Colorado on the 20th day of March, 1997.

                                  TransMontaigne Oil Company



                              By  /s/Richard E. Gathright
                                     Richard E. Gathright
                                     President

     Each person whose signature appears below does hereby make, constitute and appoint each of Harold R. Logan, Jr., Richard E. Gathright and W.A. Sikora as such person's true and lawful attorney-in-fact and agent, with full power of substitution, resubstitution and revocation to execute, deliver and file with the Securities and Exchange Commission, for and on such person's behalf, and in any and all capacities, this Registration Statement on Form S-8, and any and all amendments (including post-effective amendments) thereto, with all exhibits thereto and other documents in connection therewith, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or such person's substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on March 20, 1997.

Name and Signature                              Title

/s/ CORTLANDT S. DIETLER          Chairman and Chief Executive Officer
Cortlandt S. Dietler              (Principal executive officer)

/s/ RICHARD E. GATHRIGHT          Director and President
Richard E. Gathright              (Principal operating officer)

/s/ HAROLD  R. LOGAN, JR.         Executive Vice President/Finance,
Harold R. Logan, Jr.              Treasurer and Director
                                  (Principal financial officer)

/s/ RODNEY S. PLESS               Vice President
Rodney S. Pless                   (Principal accounting officer)

/s/ JOHN  A. HILL                 Director
John A. Hill

/s/ BRYAN H. LAWRENCE             Director
Bryan H. Lawrence

/s/ WILLIAM E. MACAULAY           Director
William E. Macaulay

                                  Director
Edwin H. Morgens